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                                                                    EXHIBIT 99.1


                               NASIR M. ASHEMIMRY
                         ONE ALHAMBRA PLAZA, SUITE 1400
                             CORAL GABLES, FL 33134


VIA REGISTERED MAIL

August 9, 1996



Mr. Norman Marks
President, Chief Operating Officer and Director
Harrell International, Inc.
17218 Preston Road
Dallas, TX 75252

Mr. Paul Barham
Chief Financial Officer and Director
Harrell International, Inc.
17218 Preston Road
Dallas, TX 75252

Dear Norman and Paul:

Please accept this letter as my resignation as Chairman, Chief Executive Officer and Director of Harrell International, Inc. effective today, August 9, 1996.

As you know, I do not believe I can be effective in my role as Chairman, Chief Executive Officer and/or Director due to the long distance location between Harrell International, Inc. in Dallas, TX and my offices in Coral Gables, Florida. In addition, due to my involvement with my other business concerns, commitments and travel schedule, I cannot dedicate sufficient time to Harrell.

Please accept my best wishes for continued success and do not hesitate to call upon me if I can of assistance in any way.

Sincerely,



/s/ NASIR M. ASHEMIMRY


Nasir M. Ashemimry

cc:     Thomas C. Self, Esq.
        Joseph W. Abbate
        Businesship International, Inc.
        Stewart Merkin, Esq.
        L. Kinder Cannon
        Wilson Harrell
        Art Linkletter
        File